CARRIER SERVICE AGREEMENT

     THIS CARRIER SERVICE AGREEMENT ("AGREEMENT") is made and entered into by and between Cybertel Communications Corp., a Nevada corporation, with its principal office located at 4275 Executive Square Suite 510, La Jolla, California 92037 ("Cybertel"), and LD Exchange, Com, Inc. ("Purchaser"), a Delaware corporation, with its principal office located at 12625 High Bluff Dr. #112, SD, CA 92130.

                                 Background:

     Cybertel provides telephone communications services between its location(s) and the outbound termination points identified on Exhibit A ("Services") attached hereto and incorporated herein by this reference; and

     Purchaser desires to purchase and Cybertel desires to provide, upon the terms and conditions set forth in this Agreement, telephone communications services to Purchaser.

                                  Agreement:

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Service Commencement Date. Cybertel shall commence providing Services to Purchaser hereunder on or about ________.

2. Rates Terms and Conditions. Cybertel shall provide Services to Purchaser at the rates, terms and conditions described in Exhibit A, and to the termination points set forth in Exhibit A. The services to be provided to Purchaser are limited to those set forth in Exhibit A. Cybertel may change the Rates, Terms, conditions described herein, in Exhibit A, any attachment thereto or any subsequent rate sheet or exhibit on a (5) five-day prior written notice. Upon receipt of such notification, Purchaser may terminate the affected portion of this Agreement or this Agreement in entirety without penalty or further obligation.

3. Period of Service. This Agreement shall be effective and the Parties' obligations shall commence upon the above date and this Agreement shall continue for a period of ___ ( ) months from such date. This Agreement will renew automatically on a month-to-month basis after the expiration of the initial term. If a party desires to cancel this Agreement upon the expiration of the initial term, it shall give the other party written notice, as provided for herein, of its intent to cancel at least thirty (30) days prior to the expiration of the current term.

4. Billing Increments. All traffic shall be billed with an initial 30 second minimum increment, followed by 6 second additional increments (i.e., a minimum call length 30 seconds, with all additional usage rounded up to the nearest 6 second increment). The sole exception to this billing arrangement shall be traffic terminating in Mexico which shall be billed in full minute increments (i.e., a minimum call length 60 seconds, with additional usage rounded up to the nearest full minute).

5. Billing. Cybertel shall bill Purchaser for Services on a monthly basis. Bills will be sent by facsimile or overnight delivery. The bill shall be deemed received by Purchaser on the date of a facsimile confirmation if sent by facsimile or, if sent by Cybertel overnight delivery, on the date after it is so sent. All bills are payable within seventy-two (72) hours by wire transfer.

6. Billing Disputes. Any billing discrepancies shall be presented to Cybertel in reasonable detail, in writing, within forty-five (45) days of the date of the invoice in question. Such notification shall not relieve Purchaser of the obligation to make all payments including the amounts disputed by the due date set forth in this Agreement. Cybesrtel shall not be obligated to consider any Purchaser notice of billing discrepancies which are received by Cybertel more than forty-five (45) days following the date of the invoice in question.

7. Dispute Resolution. In the event of any controversy or claim arising from or related to this Agreement, its performance or interpretation, the parties, in good faith, initially will attempt to resolve the dispute among themselves. Failing such resolution, the parties may mutually agree, in writing, to submit the matter to arbitration before the American Arbitration Association ("AAA") at the closest to San Diego, California.

8. Termination. If payment has not been received for all charges (including transmission charges and monthly fixed charges, if any) billed to Purchaser by the due date described above, or any extension thereof permitted in writing at Cybertel's option, then Cybertel shall provide purchaser with written notice indicating its intent to terminate transmission service in part or in whole unless Cybertel receives payment of such undisputed amounts within seven (7) days after Purchaser receipt of written notice. Either party may terminate this Agreement upon thirty (30) days prior written notice for failure to cure a breach thereof.

9. No Warranties. OTHER THAN AS SPECIFICALLY SET FORTH HEREIN, CYBERTEL MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OR SUFFICIENCY OF THE SERVICES PROVIDED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, DESCRIPTION OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

10. Waiver of Liability. Purchaser agrees that in no event the other shall be liable for any loss, expense or damage for (i) loss of revenue, profits savings, business or goodwill, and (ii) exemplary, proximate, consequential, or incidental damages and expenses of any type or nature on account of any breach or default hereunder by the other or on account of the use or nonuse or the services.

11. Indemnity. Purchaser agrees to indemnify and hold Cybertel and Cybertel's directors, officers, employees, agents and advisors harmless from and against any and all claims, demands, or actions and costs, liabilities or losses arising out of the provision of Services by Purchaser to its Purchasers, however such damages are occasioned, as well as any damages arising as a result of a breach by Purchaser of this Agreement.

12. Regulations. This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter hereof and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction. In the event this Agreement, or any of its provisions, shall be found contrary to or in conflict with any such order, rule, regulation or law, this Agreement shall be deemed modified to the extent necessary to comply with any such order, rule, regulation or law and shall be modified in such a way as is consistent with the form, intent and purpose of this Agreement.

13. No Agency. Neither party is authorized to act as an agent for, or legal representative of, the other party and neither party shall have the authority to assume or create any obligation on behalf of, in the name of, or binding upon the other party.

14. Force Majeure. The parties' obligations under this Agreement are subject to, and neither party shall be liable for, delays, failures to perform (except the payment of money by Purchaser for services utilized hereunder), damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Purchaser shall not represent that Cybertel is responsible for the type or quality of Purchaser's services to its customer.

15, Waiver. The failure of either party to enforce or insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement.

16. Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

17. No assignment. Neither party shall voluntarily or by operation of law assign, transfer, license, or otherwise transfer all or any part of its right, duties or other interests in this Agreement or the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Either party may assign this Agreement to any affiliate or wholly owned subsidiary without the consent of the other party. Either party's failure to comply with the assignment provisions, as contained in this paragraph, shall give the other, at its sole discretion, the option to either accept the others assignee or terminate this Agreement. No assignment shall release the other of its obligations hereunder.

18. Amendment. This Agreement may not be amended except by an instrument in writing, executed by the parties. No modification or amended hereto shall be effected by the acknowledgment or acceptance by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

19. Merger. This Agreement (including its exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either party herein, whether written or oral, and embodies the parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

20. Interpretation. The words and phrases used herein shall have the meaning generally understood in the telecommunications industry. This Agreement shall be construed in accordance with its fair meaning and not for or against either party on account of which party drafted this Agreement.

21. Third Party Beneficiaries/ Parties in Interest. This Agreement has been made solely for the benefit of the Cybertel and Purchaser, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

22. Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is similar in tenor to the stricken provisions as is legally possible.

23.  Representation of Authority.  Each party represents and warrants that:
(a) the signatory shown below has the authority to bind the party on whose behalf he/she is signing to the terms of this Agreement; (ii) the execution and delivery of this Agreement and the performance of such party's obligations hereunder have been duly authorized; and (iii) the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

24. Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

25. Governing Law. This Agreement shall be in all respects, governed by and construed and enforced in accordance with the laws of the State of California, including all matters of construction, validity and performance. Any action to enforce or interpret the terms of this Agreement shall be instituted and maintained in the Superior Court of the County of San Diego, California. Purchaser hereby consents to the jurisdiction of such court and waives any objections to such jurisdiction.

26. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

27. Non-Disclosure. Disclosure of this Agreement and the terms hereof shall be strictly limited as follows:

     a. Neither party may disclose either the existence or the terms of this Agreement (including those set forth in any Exhibits or Attachments hereto) to anyone other than employees who have a need to know for the purposes of implementing this Agreement. Disclosure to these employee(s) may occur only after each employee has agreed to be bound by the terms of this paragraph.
The unauthorized disclosure of this Agreement or the terms hereof shall constitute a material breach hereof.

     b. Purchaser and Cybertel acknowledge and agree that unauthorized disclosure would cause irreparable harm wich would not be adequately compensated for by monetary damages. Thus, in addition to its remedies in law, upon unauthorized disclosure the harmed path shall be entitled to equitable relief, including without limitation a Temporary Restraining Order (obtained ex parte) as well as permanent injunctive.

28. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received, when sent by certified mail, return receipt requested, reputable overnight carrier, facsimile, to the address set forth below:

To Cybertel:                       To Purchaser:

Cybertel Communications Corp.      ----------------------
4275 Executive Square              ----------------------
Suite 510                          ----------------------
La Jolla, CA 92037                 ----------------------

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

     CYBERTEL                         PURCHASER

     Cybertel Communications Corp.    ----------------------

By: /s/ Richard Mangiarelli           By: /s/ [illegible]
   -----------------------------          ----------------------

Date: 3 March 99                      Date: 3/3/99
      ---------------------------           ---------------------

Printed Name: Richard Mangiarelli           Printed Name: [illegible]

Title:        President                     Title:        President

Address:      4275 Executive Square         Address:      12625 High Bluff Dr.
              Suite 510                                   # 112
              La Jolla, CA 92037                          San Diego, CA 92130

Telephone:    (619) 259-2200                Telephone:    (619) 259-2200
Fax:          (619) 259-2868                Fax:          (619) 259-2868